Exhibit 23-a        Consent of Arthur Andersen, LLP, Independent Accountants


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 2000 included in KeySpan Corporation's Form 10- K for the year ended December 31, 1999.

/s/ ARTHUR ANDERSEN LLP
-----------------------
ARTHUR ANDERSEN LLP


August 14, 2000
New York, New York

Exhibit 23-b        Consent of Ernst & Young, LLP, Independent Auditors


CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of KeySpan Corporation for the registration of $1,650,000,000 of debt securities and to the incorporation by reference therein of our report dated May 22, 1998, with respect to the financial statements and schedule of Long Island Lighting Company included in the Annual Report (Form 10-K), as amended, of KeySpan Corporation (formerly known as MarketSpan Corporation) for the transition period from April 1, 1998 to December 31, 1998, filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG LLP
---------------------
ERNST & YOUNG LLP

August 14, 2000
Melville, New York



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